Exhibit 5.1

March 24, 2011

Dycom Industries, Inc.
Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Dycom Industries, Inc.
Dycom Investments, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), Dycom Investments, Inc., a Delaware corporation (“Investments”) and the subsidiaries of the Company listed on Schedule I hereto (the “Subsidiaries” and, together with the Company and Investments, the “Registrants”), in connection with the preparation and filing by the Registrants of a registration statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities of the Company (the “Company Debt Securities”) which may be senior or subordinated, (ii) debt securities of Investments (the “Investments Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) which may be senior or subordinated (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), (iv) common stock, par value $0.33 1/3 per share, of the Company (the “Common Stock”), (v) preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (vi) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (the “Warrants”), (vii) securities purchase contracts of the Company (the “Securities Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities at a future date or dates and (viii) securities purchase units of the Company (the “Securities Purchase Units” and, together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the

Depositary Shares, the Warrants and the Securities Purchase Contracts, the “Securities”), each consisting of a Securities Purchase Contract and Debt Securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities.  The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Company Debt Securities will be issued pursuant to an Indenture (the “Company Indenture”) among the Company, the Guarantors, if any, and the trustee party thereto (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement.  The Investment Debt Securities will be issued pursuant to an Indenture (the “Investments Indenture” and, together with the Company Indenture, the “Indentures”) among Investments, the Guarantors, if any, and the Trustee, a form of which is filed as an exhibit to the Registration Statement.  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”).  The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary party thereto (the “Depositary”). The Securities Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the securities purchase contract agent party thereto (the “Purchase Contract Agent”).  The Securities Purchase Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the securities purchase unit agent party thereto (the “Unit Agent”). Each Certificate of Designation, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering and incorporated by reference into the Registration Statement.  The Indentures, Warrant Agreement, Deposit Agreement, Certificate of Designation, Purchase Contract Agreement and Unit Agreement are hereinafter referred to as the “Securities Documents.”

In that connection, we have reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)
Originals or copies of such other corporate records of the Registrants, certificates of public officials and of officers of the Registrants and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Registrants.

(e)
That each of the Securities Documents will be the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms, and that each Securities Document will be governed by and construed in accordance with the law of the State of New York.

(f)	That:

(i)           each of the Registrants is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)           each of the Registrants has the power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized and will duly execute and deliver the Securities Documents to which it is or will be a party.

(iii)           The execution, delivery and performance by each of the Registrants of the Securities Documents to which it is or will be a party have been duly authorized by all necessary action (corporate or otherwise) and do not and will not:

(A)           contravene its respective certificate or articles of incorporation, limited liability company agreement, bylaws or other organizational documents;

(B)           except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)           result in any conflict with, or breach of, any agreement or document binding on it.

(iv)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Registrants of any Securities Document to which it is or will be a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(g)
At the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company, Investments and the Guarantors, as applicable, by their respective Board of Directors or Board of Managers or an authorized committee thereof.

(h)
Any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(i)
Any Securities consisting of Common Stock, Preferred Stock, Depositary Shares or Warrants, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will when so issued have been duly authorized, executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof.

(j)
With respect to the issuance and sale of any Debt Securities, (i) the applicable Indenture will have been duly executed and delivered by the Company, Investments and the Guarantors, as applicable, and the Trustee, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company or Investments, as applicable, and (b) as provided in the Indenture.

(k)
With respect to the issuance and sale of any Depositary Shares, we have assumed that (i) the related Deposit Agreement will have been duly executed and delivered by the Company and the Depositary, and (ii) the Depositary Shares, when issued, will be executed, issued and delivered (and the Company will have deposited shares of the Preferred Stock with the Depositary pursuant to such Deposit Agreement) (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Deposit Agreement.

(l)
With respect to the issuance and sale of any Warrants, we have assumed that (i) the related Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Warrant Agreement.

(m)
With respect to the issuance and sale of any Securities Purchase Contracts, we have assumed that (i) the related Purchase Contract Agreement will have been duly executed and delivered by the Company and the Purchase Contract Agent, and (ii) the Securities Purchase Contracts, when issued, will be executed, countersigned by the Purchase Contract Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Purchase Contract Agreement.

(n)
With respect to the issuance and sale of any Securities Purchase Units, we have assumed that (i) the related Unit Agreement will have been duly executed and delivered by the Company and the Unit Agent, and (ii) the Securities Purchase Units, when issued, will be executed, countersigned by the Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in such Unit Agreement.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Registrants, the Securities Documents or the transactions governed by the Securities Documents, and for purposes of  assumption paragraph (f), the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Registrants, the Securities Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Securities Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.
The Company Indenture, when duly executed and delivered by the Company and the Guarantors, if any, will be the legal, valid and binding obligation of the Company and the applicable Guarantors, enforceable against the Company and such Guarantors in accordance with its terms.

2.
The Investments Indenture, when duly executed and delivered by Investments and the Guarantors, if any, will be the legal, valid and binding obligation of Investments and the applicable Guarantors, enforceable against Investments and such Guarantors in accordance with its terms.

3.
Any Securities consisting of Company Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Company Indenture.

4.
Any Securities consisting of Investments Debt Securities will constitute valid and binding obligations of Investments, enforceable against the Investments in accordance with their terms and will be entitled to the benefits of the Investments Indenture.

5.
Any Securities consisting of Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and will be entitled to the benefits of the applicable Indenture.

6.	Any Securities consisting of Depositary Shares will be validly issued.

7.	Any Securities consisting of Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.	Any Securities consisting of Securities Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.	Any Securities consisting of Securities Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

(a)
Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)
Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  Further, with respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

SCHEDULE A
Subsidiaries

Ansco & Associates, LLC
Apex Digital, LLC
Broadband Express, LLC
Broadband Installation Services, LLC
C-2 Utility Contractors, LLC
Cable Connectors, LLC
CableCom, LLC
CableCom of California, Inc.
Can-Am Communications, Inc.
Cavo Broadband Communications, LLC
CertusView Leasing, LLC
Communication Services, LLC
Communications Construction Group, LLC
Dycom Capital Management, Inc.
Dycom Corporate Identity, Inc.
Dycom Identity, LLC
Ervin Cable Construction, LLC
Globe Communications, LLC
Installation Technicians, LLC
Ivy H. Smith Company, LLC
Lambert's Cable Splicing Company, LLC
Locating, Inc.
Midtown Express, LLC
NeoCom Solutions, Inc.
NeoCom Solutions Holdings, LLC
Nichols Construction, LLC
Niels Fugal Sons Company, LLC
Niels Fugal Sons Company of California, Inc.
OSP Services, LLC
Point to Point Communications, Inc.
Precision Valley Communications of Vermont, LLC
Prince Telecom, LLC
Prince Telecom of California, Inc.
RJE Telecom, LLC
RJE Telecom of California, Inc.
Star Construction, LLC
Stevens Communications, LLC
S.T.S., LLC

TCS Communications, LLC
Tesinc, LLC
Tesinc of California, Inc.
Triple-D Communications, LLC
U G T I
Underground Specialties, LLC
UtiliQuest, LLC
White Mountain Cable Construction, LLC

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